SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-147560 (Commission File Number)	33-1176182 (I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B

Oceanside, CA 92056

(Address of Principal Executive Offices and Zip Code)

(760) 295-7208

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2011, the Registrant entered into a Material Definitive Agreement (the “Agreement”) not made in the ordinary course and scope of its business. The parties to the Agreement are the Registrant and Boyd Research, Inc., a California Corporation.

Dr. James P. Boyd is the sole director and shareholder of Boyd Research, Inc. On April 6, 2011, the Registrant filed Form 8-K with the Commission notifying it that as a result of the closure of the Common Stock Share Exchange Agreement between the Registrant and Splint Decisions Inc., Dr. James P. Boyd was appointed a Director of the Registrant and also became the Registrant’s majority shareholder. As a result, the Registrant’s entrance into the present Agreement is with an entity controlled by a related party.

The agreement allows the Registrant an exclusive worldwide license for all legal right, title and interest to certain technology including patents, patent applications, know-how and inventions concerning a product referred to as the Nociceptive Trigeminal Inhibition Tension Suppression System (“NTI-tss,” or the “Product”). The license in the Agreement includes all knowhow, technical data, or other information of any kind regarding the design, manufacture, operation, use, or sale of the Product or other device for use in any field incorporating or based on United States Patent No. 6,666,212, foreign counterparts of this patent, or of the applications leading to such patents, and any other patents now or hereafter owned or controlled by Boyd Research, Inc. or based on any products currently sold by Boyd Research, Inc., and any modification or improvements thereto made by Boyd Research, Inc. or the Registrant.

The term of the license is for a period of ten (10) years and thereafter for a period year to year.

Pursuant to the Agreement, the Registrant will pay all future costs for development, manufacturing, annuities, and all other future fees and costs in connection with patents issued or applications pending at the date of the execution of the Agreement, or any other future costs associated with the Products. Additionally, the Registrant agreed to pay to Boyd Research, Inc. an inception fee of three million dollars ($3,000,000.00) due and payable thirteen (13) months from the effective date of this Agreement (i.e. May 1, 2012, the “Maturity Date”). The Agreement included an option in favor of Boyd Research to convert any or the entire inception fee into common shares of the Company at a strike price of fifteen cents ($0.15) per share by giving written notice to the Registrant.

Further, the Registrant agreed to pay to Boyd Research, Inc. a royalty fee of thirty percent (30%) of net revenues of sales for the first year and, as long as the Registrant pays the inception fee by the Maturity Date, the royalty fee will be six percent (6%) for every year thereafter based upon revenues of net sales. If the Registrant fails to pay the inception fee by the Maturity Date, then the royalty due and payable to the Registrant to Boyd Research, Inc. shall remain thirty percent (30%) until the inception fee is paid or the outstanding amount due is converted in common shares by Boyd Research, Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.4: Exclusive License Agreement dated April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC. (Registrant)

Date April 7, 2011

By /s/ Timothy G. Dixon

Timothy G. Dixon, PRESIDENT

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